Exhibit 5.2

                             W.S. WALKER & COMPANY
                               Attorneys-at-Law
                        Caledonian House, P.O. Box 265
                           George Town, Grand Cayman
                                Cayman Islands
                   Tel: (809) 949-0100  Fax: (809) 949-7886
                           Internet: walker@candw.ky

                                                   Our Ref:  GWP/dw/T183-10663


February 10, 1997

Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas  75206-9926
U.S.A.

Triton Energy Limited
Caledonian House, Mary Street
P.O. Box 1043
George Town
Grand Cayman
CAYMAN ISLANDS

Dear Sirs:

This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by Triton Energy Limited, a Cayman Islands company ("TEL"), and Triton Energy Corporation, a Delaware corporation ("TEC"), (which Registration Statement constitutes Post-Effective Amendment No. 2 to Registration Statement No. 33-55347 of TEC and Post-Effective Amendment No. 3 to Registration Statement No. 33-69230 of TEC) and which Registration Statement relates to (i) unsecured joint and several debt securities of TEL and TEC ("Joint and Several Debt Securities") and (ii) warrants to purchase Joint and Several Debt Securities ("Joint and Several Debt Warrants") to be issued and sold by TEL and TEC from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400 million and (i) preference shares, par value $0.01 per share, of TEL ("Preference Shares"), (ii) ordinary shares, par value $0.01 per share, of TEL ("Ordinary Shares"), (iii) unsecured debt securities of TEL ("TEL Debt Securities") and (iv) warrants to purchase Preference Shares, Ordinary Shares and TEL Debt Securities ("TEL Warrants", and together with the Joint and Several Debt Warrants, the "Warrants"), to be issued and sold by TEL from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $200 million.

For the purposes of giving this opinion, we have examined the documents (the "Documents") listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumption set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the documents nor upon the commercial terms of the transactions contemplated by the documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the law of the Cayman Islands:

1. With respect to the Joint and Several Debt Securities to be issued under the Joint and Several Senior Debt Indenture, when (i) the Board of Directors of TEL or a committee thereof properly empowered (such Board of Directors or committee being hereinafter referred to as the "TEL Board") has taken all necessary corporate action to approve the terms of the Joint and Several Senior Debt Indenture and the issue of such Joint and Several Debt Securities in accordance with the terms of the offering thereof and related matters, (ii) the Joint and Several Senior Debt Indenture has been validly executed and delivered by TEL to the trustee, and (iii) such Joint and Several Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Joint and Several Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such Joint and Several Debt Securities will be legally issued by TEL.

2. With respect to Joint and Several Debt Securities to be issued under the Joint and Several Senior Subordinated Debt Indenture, when (i) the TEL Board has taken all necessary corporate action to approve the terms of the Joint and Several Senior Subordinated Debt Indenture and the issue of such Joint and Several Debt Securities in accordance with the terms of the offering thereof and related matters, and (ii) the Joint and Several Senior Subordinated Debt Indenture has been validly executed and delivered by TEL to the trustee, and (iii) such Joint and Several Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Joint and Several Senior Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such Joint and Several Debt Securities will be legally issued by TEL.

3. With respect to TEL Debt Securities to be issued under the Tel Senior Debt Indenture, when (i) the TEL Board has taken all necessary corporate action to approve the terms of the TEL Senior Debt Indenture and the issue of such TEL Debt Securities in accordance with the terms of the offering thereof and related matters (ii) the TEL Senior Debt Indenture has been validly executed and delivered by TEL to the trustee, and (iii) such TEL Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the TEL Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such TEL Debt Securities will be legally issued by TEL.

4. With respect to TEL Debt Securities to be issued under the TEL Senior Subordinated Debt Indenture, when (i) the TEL Board has taken all necessary corporate action to approve the terms of the TEL Senior Subordinated Debt Indenture and the issue of such TEL Debt Securities in accordance with the terms of the offering thereof and related matters
     (ii) the TEL Senior Subordinated Debt Indenture has been validly executed and delivered by TEL to the Trustee, and (iii) such TEL Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the TEL Senior Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such TEL Debt Securities will be legally issued by TEL.

5. With respect to TEL Debt Securities to be issued under the TEL Subordinated Debt Indenture, when (i) the TEL Board has taken all necessary corporate action to approve the terms of the TEL Subordinated Debt Indenture and the issue of such TEL Debt Securities in accordance with the terms of the offering thereof and related matters, (ii) the TEL Subordinated Debt Indenture has been validly executed and delivered by TEL to the Trustee, and (iii) such TEL Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the TEL Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such TEL Debt Securities will be legally issued by TEL.

6. With respect to the Ordinary Shares, when (i) the TEL Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Ordinary Shares and related matters, and (ii) certificates representing the Ordinary Shares have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the TEL Board, for the consideration approved by the TEL Board, the Ordinary Shares will be duly authorized, validly issued, fully paid and non-assessable.

7. With respect to the Preference Shares, when (i) the TEL Board has taken all necessary corporate action to approve the issuance and terms of the Preference Shares, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Preference Shares, and (ii) certificates representing the Preference Shares have been executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the TEL Board, for the consideration approved by the TEL Board, the Preference Shares will be duly authorized, validly issued, fully paid and non-assessable.

8. With respect to the Warrants, when (i) the TEL Board has taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by TEL and the Warrant Agent appointed by TEC and TEL, and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued by TEL.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and all references to our name in the Registration Statement.


                               Yours faithfully,

                  /s/ W.S. WALKER & COMPANY

                               W.S. Walker & Company

                                  Schedule 1


1.   The Memorandum and Articles of Association of TEL;

2.   The Registration Statement;

3. the form of Senior Indenture to be executed by TEC, TEL and The Chase Manhattan Bank, as trustee;

4. the form of Senior Subordinated Indenture to be executed by TEC, TEL and United States Trust Company of New York, as trustee;

5. the form of Senior Indenture to be executed by TEL and The Chase Manhattan Bank, as trustee;

6. the form of Senior Subordinated Indenture to be executed by TEL and United States Trust Company of New York, as Trustee;

7. the form of Subordinated Indenture to be executed by TEL and The Chase Manhattan Bank, as trustee;

8.   the form of Warrant Agreement for Joint and Several Debt Securities;

9.   the form of Warrant Agreement for TEL Debt Securities;

10.  the form of Warrant Agreement for Preference Shares and Ordinary Shares;

11. such other documents as we have considered necessary for the purposes of rendering this opinion.

                                  Schedule 2

                                  Assumptions


The opinions hereinbefore given are based upon the following assumptions;

1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Documents and that, in so far as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2. All authorizations, approvals, consents, licences and exemptions required by and all filings and other requirements of each of the parties to the Documents outside the Cayman Islands to ensure the legality and validity of the Documents will be duly obtained, made or fulfilled and will remain in full force and effect and that any conditions to which they are subject will be satisfied.

3.   None of the parties to any of the Documents will be

     (a) a "person in Iraq" as that term is defined in The Iraq and Kuwait (United Nations Sanctions) (Dependent Territories) Order 1990 or an "Iraqi person" as defined in The Iraq (United Nations) (Sequestration of Assets) (Dependent Territories) Order 1993 or a person resident in the Republic of Iraq for the purposes of The Caribbean Territories (Control of Gold, Securities, Payment and
          Credits:  Kuwait and Republic of Iraq) Order 1990; or

     (b) a "person connected with Libya" as that term is defined in The Libya (United Nations Sanctions) (Dependent Territories) Order 1992.